Exhibit 99.1
CLEAR CHANNEL COMMUNICATIONS, INC. TO HOLD SPECIAL SHAREHOLDER MEETING
TODAY — ANNOUNCES PRELIMINARY RESULTS OF MERGER CONSIDERATION ELECTIONS
SAN ANTONIO, TX, September 25, 2007 — Clear Channel Communications, Inc. (NYSE:CCU), a global leader in the radio broadcasting and out-of-home advertising industries, is today holding its special meeting of shareholders to vote on the adoption of a merger agreement providing for the acquisition of the Company by CC Media Holdings, Inc., a corporation formed by private equity funds sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. Under the terms of the merger agreement, shareholders were able to elect to receive merger consideration for their shares in the form of $39.20 in cash or shares of stock in Holdings. The Company today announced the preliminary results of elections made by its shareholders to receive the stock consideration in the proposed merger. The deadline for Clear Channel shareholders to have made elections to receive the stock consideration in connection with the proposed merger expired at 5:00 p.m., New York City time, on September 24, 2007.
67,288,895 shares of Clear Channel common stock (including shares issuable upon conversion of outstanding options) have elected to receive the stock consideration upon consummation of the proposed merger. These results are preliminary only. These results remain subject to confirmation by Mellon Investor Services LLC, the paying agent for the proposed merger, that all requirements for making a valid election for the stock consideration have been met. Accordingly all results and information provided in this press release are not final and remain subject to potentially significant change.
Additionally, as shares of Clear Channel common stock (including shares issuable upon conversion of outstanding options) in excess of the aggregate cap of 30,612,245 shares provided in the merger agreement have elected to receive the stock consideration, pending the final results of the election process, all shareholders making a stock election will be entitled to receive only a proportionate allocation of shares of CC Media Holdings Class A common stock upon consummation of the merger rather than the full number of shares for which they may have elected. Furthermore, as is explained in greater detail in the joint proxy statement/prospectus dated August 21, 2007, as supplemented, no Clear Channel shareholder may receive shares of CC Media Class A common stock in excess of 10,102,040 shares of Class A Common Stock or 9.9% of the total number of shares of Class A Common Stock anticipated to be outstanding immediately following the consummation of the merger, which may result in a shareholder’s election being subject to an individual cutback.
A notice of the final election results and the results of the proration and individual cutback will be issued to all record holders and shares of Company stock that will not be exchanged due to proration and individual cutbacks will be returned to shareholders promptly following the completion of the calculations.
A more complete description of the stock election, proration and cutback procedures is contained in the joint proxy statement/prospectus. Clear Channel shareholders are urged to read the joint proxy statement/prospectus carefully and in its entirety. Copies of the joint proxy statement/prospectus may be obtained for free by following the instructions below under “Important Additional Information Regarding the Merger and Certain Information Concerning Participants.”
About Clear Channel Communications
Clear Channel Communications, Inc. (NYSE:CCU — News) is a global media and entertainment company specializing in “gone-from-home” entertainment and information services for local communities and premiere opportunities for advertisers. Based in San Antonio, Texas, the company’s businesses include radio, television and outdoor displays. More information is available at www.clearchannel.com.
About Thomas H. Lee Partners, L.P. (“THL Partners”)
THL is one of the oldest and most successful private equity investment firms in the United States. Since its founding in 1974, THL has become the preeminent growth buyout firm, raising approximately $20 billion of equity capital and investing in more than 100 businesses with an aggregate purchase price of more than $125 billion and generating superior returns for its investors and partners. Notable transactions sponsored by the firm include Houghton Mifflin, National Waterworks, Univision, The Nielsen Company, West Corporation, Fidelity National Information Services, Dunkin Brands, Fisher Scientific, Experian and ProSiebenSat.1 Media. For more information please visit www.thl.com.

About Bain Capital Partners, LLC (“Bain Capital”)
Bain Capital ( www.baincapital.com ) is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with more than $40 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 230 companies around the world, including investments in a broad range of companies such as Burger King, HCA, Warner Chilcott, Toys “R” Us, AMC Entertainment, Sensata Technologies, Burlington Coat Factory and ProSiebenSat1 Media. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Tokyo, Hong Kong and Shanghai.
Important Additional Information Regarding the Merger and Certain Information Concerning Participants
In connection with the proposed merger, CC Media Holdings, Inc. has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended, that contains the joint proxy statement/prospectus and other documents regarding the proposed transaction. Before making any voting or investment decisions, security holders of Clear Channel are urged to read the joint proxy statement/prospectus and all other documents regarding the merger, carefully in their entirety, because they contain important information about the proposed transaction. If you need another copy of the joint proxy statement/prospectus or election form, free of charge, or have additional questions about the merger, the supplement, or other matters discussed in the joint proxy statement/prospectus, please call our proxy solicitor, Innisfree M&A Incorporated, toll free at 877-456-3427. The joint proxy statement/prospectus may also be found on the Internet, as filed by CC Media Holdings, Inc. at http://www.sec.gov.
The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the transactions. Information concerning the interests of the Company and the other participants in the solicitation is set forth in the joint proxy statement/prospectus and Annual Reports on Form 10-K, previously filed with the SEC.
CC Media Holdings, Inc., B Triple Crown Finco, LLC and T Triple Crown Finco, LLC (collectively, the “Fincos”) and certain affiliates and representatives of the Fincos may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the transactions. Information concerning the interests of the Fincos and their affiliates and representatives in the solicitation is set forth in the joint proxy statement/prospectus.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on current Clear Channel management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Clear Channel and others relating to the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of shareholder approval, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and approval by the Federal Communications Commission; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Clear Channel’s SEC filings. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel’s ability to control or predict. Clear Channel undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Clear Channel Communications, Inc., San Antonio:
Investors: Randy Palmer, 210-822-2828 Senior Vice President of Investor Relations
Media: Lisa Dollinger, 210-822-2828 Chief Communications Officer
Brainerd Communicators Media: Michele Clarke, 212-986-6667
Joele Frank, Wilkinson Brimmer Katcher: Joele Frank / Steve Frankel, 212-355-4449